E-48
Exhibit No. 6
Ozolutions, Inc.
Form 10-SB


                     ASSIGNMENT OF CONTRACT

This Agreement is made as of the 1st day of June, 2000

BETWEEN:

                              HANKIN ATLAS OZNE SYSTEMS LIMITED
                              A Corporation incorporated pursuant
                         to the Laws of
                              Canada  having its offices  located
                         at 690 Progress
                              Avenue,  Unit 12, Toronto, Ontario.
                         M1H 3A6

                              (hereinafter called "Hankin")

                                   OF THE FIRST PART

                              and -

                              1421209    ONTARIO    LIMITED,    a
                              Corporation  incorporated  pursuant
                              to  the  laws  of the  Province  of
                              Ontario

                              (hereinafter called "Ontario")

                                   OF THE SECOND PART

                               And

                              OZOLUTIONS   INC.,  a   Corporation
                              incorporated pursuant to  the  laws
                              of the State of Delaware

                              (hereinafter called "Ozolutions")

                                   OF THE THIRD PART

WHEREAS

A. By an Agreement in writing dated as of the 23rd day of December, 1999, Hankin appointed Deans as Trustee as its exclusive marketing representative in and in respect of the Province of Ontario for the Products as set out therein. A copy of this Contract is attached hereto as Schedule "A" and is referred to as the "Representative Contract"

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B.    By  Assignment in writing dated as of the 1st day of  June,
2000  Deans  as  Trustee assigned the above-noted  Representative
Agreement to Ontario. A copy of this Contract is attached hereto as Schedule "B".

C. Ontario now wishes to assign the Representative Contract to Ozolutions.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of One ($ 1.00) Dollar paid by Ontario to Ozolutions and other good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed as follows:

1. Ontario hereby assigns to Ozolutions, Ontario's interest in the Representative Contract and all benefits to be derived therefrom subject to the observance and performance of the covenants, provisos, and consideration on the part of Ontario contained herein

2. Hankin hereby consents to the assignment on the terms set out herein;

3. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns;

4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada, applicable therein;

5. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to

6. Provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties hereto have set their hands as attested by the signature of their duly authorized officer, the day and year first mentioned above.

SIGNED, SEALED AND DELIVERED       HANKIN ATLAS OZNE
     In the Presence of                 SYSTEMS LIMITED
                                   Per:
                                   /s/ Authorized Signing Officer
     /s/
                                   1421209 ONTARIO LIMITED
                                   Per:
                                   /s/ Authorized Signing Officer

                                   OZOLUTIONS INC.
                                   Per:
                                   /s/ Authorized Signing Officer
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
                     ASSIGNMENT OF CONTRACT

This Agreement is made as of the 1st at day of June, 2000

BETWEEN:

                              HANKIN ATLAS OZNE SYSTEMS LIMITED
                              A Corporation incorporated pursuant
                              to  the  Laws of Canada having  its
                              offices  located  at  690  Progress
                              Avenue,  Unit 12, Toronto, Ontario.
                              M I H 3A6

                              (hereinafter called "Hankin")

                                   OF THE FIRST PART

                             - and -

                              EDWARD GRANT DEANS, of the City  of
                              Toronto, in the Province of Ontario

                              (hereinafter   called   "Deans   as
                         Trustee")

                                   OF THE SECOND PART

                             - and -

                              1421209    ONTARIO    LIMITED,    a
                              Corporation  incorporated  pursuant
                              to  the  laws  of the  Province  of
                              Ontario

                              (hereinafter called "Ontario")

                                   OF THE THIRD PART

WHEREAS

A.    By  an  Agreement in writing dated as of the  23rd  day  of
December, 1999, Hankin
appointed Deans as Trustee as its exclusive- marketing representative. in and in respect of the Province of Ontario for the Products as set out therein. A copy of this Contract is attached hereto as Schedule "A" and is referred to as the "Representative Contract"

B. Deans wishes to assign die Representative Contract to Ontario, of which all of the shares are beneficially owned by Deans and his family.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of One ($ 1.00)

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  Dollar  paid by Deans as Trustee to Hankin and other  good  and valuable consideration, (tile receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed as follows:

1. Deans as Trustee hereby assigns to Ontario, Deans' interest in tile Representative
Contract and all benefits to be derived therefrom subject to the observance and performance of the covenants, provisos, and consideration on the part of Deans as Trustee contained herein

2. Hankin hereby consents to the assignment on the terms set out herein;

3. This Agreement shall enure to the benefit of and be binding upon tile parties and their respective successors and assigns;

4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada, applicable therein;

5. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties of the First and Third Part have set their hands as attested by the signature of their duly authorized officer, and the Party of the Second Part has set his hand and seal, all the day and year first mentioned above.

SIGNED, SEALED AND DELIVERED       HANKIN ATLAS OZNE
     In the Presence of                 SYSTEMS LIMITED
                                   Per:
                                   /s/ Authorized Signing Officer
     /s/
                                   /s/ Edward Grant Deans,
                                   As Trustee

                                   1421209 ONTARIO LIMITED
                                   Per:
                                   /s/ Authorized Signing Officer
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THIS AGREEMENT is made as of the 23rd day of December, 1999

BETWEEN:

Hankin Atlas Ozone Systems Limited of 690 Progress Avenue, Unit #12, Toronto, Ontario M1H 3A6, a company incorporated under the laws of Canada ("Hankin") and Edward Grant Deans, sometimes carrying on business as "Canadian Water Technologies" or "CWT", a Trustee for a Ontario corporation to be incorporated, of 872 Millwood Road, Suite 50, Toronto, Ontario Canada (die "Representative")

1. APPOINTMENT

1 1. Hankin hereby appoints the Representative as its exclusive marketing representative in and in respect of Province of Ontario ("the Territory") for the sale of Hankin's Point of Use ("POU") and Point of Entry ("POE") water treatment units an all improvements made thereto. Hankin also agrees any Corporation headquartered in Ontario with national distribution would be included in this Agreement

1.2. The Representative accepts such appointment subject to and in accordance with the provisions of this Agreement.

2. DURATION OF AGREEMENT AND TERMINATION

2.1. This agreement shall commence on the date hereof and subject to  clause 2.2 hereof shall remain in effect for Three (3)  years and  shall be renewable for Two (2) further periods of Three  (3)
Years,

2.2. Either party may by notice in writing terminate this agreement without compensation or liability to the other if the other shall:

2.2.1. enter into bankruptcy, receivership, liquidation or any similar status or situation (except for the purpose of reconstruction) or make any composition with its creditors or have a receiver appointed over the whole or any substantial part of its assets or

2.2.2. commit any breach of any of clauses 3.6, 4, 6.3 or 7 of this agreement or

2.2.3. fail to remedy any other breach of this agreement following receipt of a notice in writing requiring the same to be remedied within a reasonable time.

3. DUTIES OF REPRESENTATIVE

3.1. The Representative shall I use his best efforts to sell the Products in the Territory and as part of such efforts shall promote the sales of the Products with Government Industry, Consultants, Contractor, Sub-Contractors and owners of projects within the Territory.

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3.2.  The Representative shall use his best endeavors to  procure and facilitate the sale of the Products at prices satisfactory to Hankin

3.3. The Representative shall maintain an effective organization in the Territory with such personnel as may be necessary to achieve maximum sales of the Products. Representative may, at his option but always with the approval of Hankin, (such approval not to be unreasonably withheld), appoint sub-representatives in the Territory.

3.4. The Representative shall pay all of his own expenses in connection with his activities under this agreement.

3.5. Without prejudice of the generality of the foregoing, the Representative shall:

3.5.1. publicize the Products in the Territory

3.5.2. canvass and approach Clients, Architects, Engineers and other Consultants with a view to procuring the specification of Hankin's Products

3.5.3. liaise with Contractors and Owners to obtain invitations to tender and purchase orders in favour of Hankin and

3.5.4. (both before and after the placing of an order with Hankin) maintain contact and liaison with purchasers on behalf of Hankin

3.6. The Representative shall comply with all relevant local laws and regulations.

4. STATUS AND AUTHORITY OF REPRESENTATIVE

4.1 The Representative is not an employee of Hankin in any respect whatsoever and shall not represent himself to be such an employee.

4.2. The Representative is not granted any right, power or authority to enter into contracts or assume any obligations, liabilities or expenses on behalf of Hankin or to accept any summons or other legal process on behalf of Hankin and shall not hold himself out as having any such authority.

4.3.  The Representative shall not at anytime during the currency of  this Agreement, represent or put for sale or sell directly or
indirectly  any  products  competitive  with  Hankin's   products
without the prior written consent of Hankin.

5. REPRESENTATIVE'S COST OF PRODUCT

5. 1. Representative shall purchase Product from Hankin in accordance with its published price list and if no price list, then at such prices that are in no case higher than those charged to other purchasers.

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6. DOCUMENTATION

6.1  The  Representative shall promptly and regularly  report  to
Hankin  concerning his activities with respect  to  the  sale  of
Products   in   the  Territory  including  lists  of  prospective
customers.

6.2. Hankin shall furnish the Representative with samples of its advertising material, information and assistance with regard to equipment selection, size and pricing and such other technical information as Hankin deems necessary to enable Representative to fulfill his obligations. Also literature and information shall remain the property of Hankin, shall be kept confidential by the Representative and shall be returned to Hankin upon the termination of this Agreement.

6.3. The Representative shall not disclose any of Hankin's confidential information to third parties except in furtherance of this Agreement and then only with the express prior written consent of Hankin.

7. ASSIGNMENT

7.1. Neither party shall assign this Agreement to any third party in whole or in part without the prior written consent of the other; save that Representative may assign this Agreement, without consent, to an Ontario Corporation of which all outstanding shares are beneficially owned by Representative.

8. PRODUCTS

8.1. At any time during the currency of this Agreement, Hankin may discontinue or modify any of the Products covered by this Agreement without breaching this Agreement and without incurring any liability or obligation to the Representative.

9. RESOLUTION OF DISPUTES

9.1. Any dispute arising between the parties under or in connection with this Agreement shall be referred to the determination of a single Arbitrator to be agreed between tile parties or in default of agreement, to be appointed by a Judge of the Superior Court of the Province of Ontario;

9.2. The laws of the Province of Ontario and in particular by the Arbitration Act S.O. or any statutory modification or re-enactment shall govern such Arbitration thereof and the seat of Arbitration shall be Toronto, Ontario..

10. MISCELLANEOUS

10.1. This agreement shall be governed by and interpreted in accordance with the laws of Ontario

10.2.      This  agreement  embodies  the  entire  Agreement  and
understanding  of  the  parties  and  supersedes   any   previous
agreements, representations or understandings related hereto.

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10.3.      No modification of this Agreement shall have any force
or effect unless made in writing and signed by both parties.

IN WITNESS whereof the parties have executed this Agreement the day and year first written above as attested by their duly authorized officers.

SIGNED, SEALED AND DELIVERED       HANKIN ATLAS OZNE
                                   SYSTEMS LIMITED
                                   Per:
                                   /s/ Authorized Signing Officer
     /s/
                                   /s/ Edward Grant Deans,
                                     Trustee   for   an   Ontario
Corporation
                                   To be Incorporated

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